AGREEMENT AND PLAN OF MERGER Dated as of September 25, 2006 Among OVERSEAS SHIPHOLDING GROUP, INC., MARLIN ACQUISITION CORPORATION, And MARITRANS INC.

TABLE OF CONTENTS

Page

                                                        ARTICLE I

The Merger

SECTION 1.01. The Merger *

SECTION 1.02. Closing *

SECTION 1.03. Effective Time *

SECTION 1.04. Effects of the Merger *

SECTION 1.05. Certificate of Incorporation and By-laws *

SECTION 1.06. Directors *

SECTION 1.07. Officers *

ARTICLE II

Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock *

SECTION 2.02. Exchange of Certificates *

ARTICLE III

Representations and Warranties

SECTION 3.01. Representations and Warranties of the Company *

SECTION 3.02. Representations and Warranties of Parent and Sub *

ARTICLE IV

Covenants Relating to Conduct of Business

SECTION 4.01. Conduct of Business *

SECTION 4.02. No Solicitation *

ARTICLE V

Additional Agreements

SECTION 5.01. Preparation of the Proxy Statement; Stockholders' Meeting *

SECTION 5.02. Access to Information; Confidentiality *

SECTION 5.03. Reasonable Best Efforts *

SECTION 5.04. Equity-Based Awards *

SECTION 5.05. Indemnification; Advancement of Expenses; Exculpation and
                            Insurance *

SECTION 5.06. Fees and Expenses *

SECTION 5.07. Public Announcements *

SECTION 5.08. Stockholder Litigation *

SECTION 5.09. Employee Matters *

SECTION 5.10. Rights Agreement *

ARTICLE VI

Conditions Precedent

SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger *

SECTION 6.02. Conditions to Obligations of Parent and Sub *

SECTION 6.03. Conditions to Obligation of the Company *

SECTION 6.04. Frustration of Closing Conditions *

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01. Termination *

SECTION 7.02. Effect of Termination *

SECTION 7.03. Amendment *

SECTION 7.04. Extension; Waiver *

SECTION 7.05. Procedure for Termination or Amendment *

ARTICLE VIII

General Provisions

SECTION 8.01. Nonsurvival of Representations and Warranties *

SECTION 8.02. Notices *

SECTION 8.03. Definitions *

SECTION 8.04. Interpretation *

SECTION 8.05. Consents and Approvals *

SECTION 8.06. Counterparts *

SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries *

SECTION 8.08. GOVERNING LAW *

SECTION 8.09. Assignment *

SECTION 8.10. Specific Enforcement; Consent to Jurisdiction *

SECTION 8.11. Severability *

SECTION 8.12. Waiver of Jury Trial *

Annex I      Index of Defined Terms
Exhibit A   Restated Certificate of Incorporation of the Surviving Corporation
Exhibit B   Officer's Certificate of Parent

AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 25, 2006, among OVERSEAS SHIPHOLDING GROUP, INC., a Delaware corporation ("Parent"), MARLIN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and MARITRANS INC., a Delaware corporation (the "Company").

                       WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than the Appraisal Shares and shares of Company Common Stock directly owned by Parent, Sub or the Company, together with the associated Rights, will be converted into the right to receive $37.50 in cash; and

                      WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

                      SECTION 1.01.  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                      SECTION 1.02.  Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                        SECTION 1.03.  Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

                        SECTION 1.04.  Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                        SECTION 1.05.  Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation (as amended) of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Certificate shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                       (b)   The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                        SECTION 1.06.  Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                         SECTION 1.07.  Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

                       SECTION 2.01.  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

                        (a)  Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                        (b)  Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                        (c)  Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares), together with the Rights associated therewith, shall be converted into the right to receive $37.50 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock and associated Rights shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

                      (d)  Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                      SECTION 2.02.  Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint an agent, which shall be a nationally recognized financial institution or other person that routinely acts in such capacity, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

                      (b)   Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock (together with the associated Rights) previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                      (c)  No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock (together with the associated Rights) formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

                       (d)  Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

                       (e)  No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                       (f)  Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid from time to time to Parent, upon request.

                       (g)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

                       (h)  Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III

Representations and Warranties

                       SECTION 3.01.  Representations and Warranties of the Company. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of such disclosure schedule shall be deemed to apply to each other Section or subsection thereof to which its relevance is readily apparent on its face) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

                     (a)   Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Company and its Subsidiaries has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, except where the failure to have such government licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Certificate and its By-laws (the "Company By-laws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company and each of its Subsidiaries, the Boards of Directors of the Company and each of its Subsidiaries and the committees of each of such Boards of Directors, in each case held since January 1, 2004 and prior to the date hereof.

                      (b)  Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company and, for each such Subsidiary, the jurisdiction of its incorporation or formation, and the executive officers and directors thereof. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, claims, options, mortgages, restrictions, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

                     (c)  Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on September 22, 2006, (i) 12,029,048 shares of Company Common Stock were issued and outstanding (including 132,736 shares of Company Common Stock subject to vesting or other forfeiture restrictions or repurchase conditions (shares so subject, "Company Restricted Stock"), but excluding shares of Company Common Stock held by the Company in its treasury), (ii) 5,541,713 shares of Company Common Stock were held by the Company in its treasury, (iii) 480,676 shares of Company Common Stock were reserved and available for issuance pursuant to the Maritrans Inc. Equity Compensation Plan, the Company's 1999 Directors' and Key Employees' Equity Compensation Plan and the 2005 Omnibus Equity Compensation Plan (such plans, together, the "Company Stock Plans"), of which 200,533 shares of Company Common Stock were subject to outstanding Company Stock Options, and (iv) no shares of Company Preferred Stock were issued or outstanding or were held by the Company as treasury shares. At the close of business on September 22, 2006, 500,000 shares of Company Preferred Stock designated as Series A Junior Participating Preferred Shares were reserved for issuance in connection with the rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of August 1, 2002, between the Company and American Stock Transfer & Trust Company (the "Rights Agreement"). Except as set forth above in this Section 3.01(c), at the close of business on September 22, 2006, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Restricted Stock and Company Stock Options) that are linked to the value of Company Common Stock or the value of the Company or any part thereof granted under the Company Stock Plans or otherwise. Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of September 22, 2006, of all (a) outstanding options to purchase shares of Company Common Stock from the Company pursuant to the Company Stock Plans or otherwise (together with any other stock options granted after September 22, 2006, in accordance with the terms of this Agreement, the "Company Stock Options"), the number of shares of Company Common Stock (or other stock) subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof and (b) all outstanding shares of Company Restricted Stock, the grant dates, vesting schedules, repurchase prices (if any) and names of the holders thereof. The terms and conditions of each outstanding Company Stock Option and share of Company Restricted Stock permit such option or share to be treated at the Effective Time as set forth in Section 5.04. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. From September 22, 2006, until the date of this Agreement, there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of September 22, 2006, in accordance with their terms as in effect on September 22, 2006. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c), as of the date of this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.  Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities. Except as set forth above in this Section 3.01(c), there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary of the Company or (3) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                        (d)  Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. Except as otherwise contemplated in Section 5.04, the execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company and its Subsidiaries with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (x) the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, sublease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the obtaining of the Stockholder Approval and the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the "HSR Act"), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable foreign competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the New York Stock Exchange and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

                        (e)  Company SEC Documents. (i) The Company has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed or furnished by the Company since January 1, 2004 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), the Exchange Act and the Sarbanes Oxley Act of 2002 (including the rules and regulations promulgated thereunder, "SOX") applicable to such Company SEC Documents, and none of the Company SEC Documents contained, when filed or furnished, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents was prepared in accordance with, in all material respects, the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the Company SEC Documents filed or furnished by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time since January 1, 2004 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                                 (ii)  Neither the Company nor any of its Subsidiaries has any outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

                                 (iii)  The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (A) that records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (C) that receipts and expenditures of the Company are being made only in accordance with the authorization of management and (D) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the Company's financial statements.

                                 (iv)  The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

                                 (v)  Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

                                  (vi)  Since January 1, 2004, the Company has not received any oral or written notification of any (x) "significant deficiency" or (y) "material weakness" in the Company's internal controls over financial reporting. There is no outstanding "significant deficiency" or "material weakness" which the Company's independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in the Public Company Accounting Oversight Board's Auditing Standard No. 2, as in effect on the date hereof.

                       (f)  Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

                       (g)  Absence of Certain Changes or Events. Since December 31, 2005, there has not been any Material Adverse Change. During the period since June 30, 2006, through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.01(a).

                      (h)  Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

                      (i)  Contracts. (i) Section 3.01(i) of the Company Disclosure Schedule lists each of the following types of Contracts to which the Company or any of its Subsidiaries is a party (such Contracts, the "Material Contracts"):

                                      (A)  any material operating agreement, management agreement, crewing agreement, contract of affreightment or financial lease (including any sale/leaseback agreement or similar arrangement) with respect to any Vessel;

                                       (B)  any Contract for or relating to the purchase or sale of any Vessel or other vessel;

                                       (C)  any Contract including an option with respect to the purchase or sale of any Vessel or other vessel;

                                       (D)  any Contract with a third party for the charter of any Vessel;

                                       (E)  any Contract relating to indebtedness for borrowed money (including any obligation to guarantee the indebtedness for borrowed money of any person other than any Subsidiary of the Company) having an outstanding principal amount in excess of $2,500,000, and, for each such Contract, the aggregate principal amount outstanding as of the date of this Agreement;

                                       (F)  any Contract relating to a security interest imposed on any asset or property of the Company or any of its Subsidiaries, other than Permitted Liens;

                                       (G)  any Contract with any supplier or for the furnishing of services to the Company or any of its Subsidiaries involving consideration of more than $2,500,000 over its remaining term (including any automatic extensions thereto);

                                       (H)  any partnership, joint venture or similar agreement or arrangement with a third party;

                                       (I)  any Contract that limits or purports to limit the ability of the Company or any of its Subsidiaries to compete with any person or in any geographic area or during any period of time;

                                       (J)  any Contract between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or Affiliate of the Company (other than any of its Subsidiaries) or any person that beneficially owns 5% or more of the outstanding shares of Company Common Stock (including, in each case, any "associates" or members of the "immediate family" (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act, respectively) of any such person), on the other hand;

                                       (K)  any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any Governmental Entity; and

                                       (L)  any effective power of attorney granted by the Company or any of its Subsidiaries.

                                  (ii)  Each Material Contract is a valid and binding obligation of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, a valid and binding obligation of each other party thereto. None of the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any other party is in breach of, or in default under, or has repudiated, and no event has occurred which, with notice or lapse of time or both, would constitute a breach of, or a default under, any such Material Contract, except for such breach, default or repudiation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent a true and correct copy of each Material Contract (as amended to date). Neither the Company nor any of its Subsidiaries is a party to any material oral Contract.

                                  (iii)  Except as disclosed in the Filed Company SEC Documents, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act.

                          (j)  Compliance with Laws; Environmental Matters. (i)  Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(l) and 3.01(n), respectively, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of all Governmental Entities (collectively, "Legal Provisions") and all Maritime Guidelines applicable to it, its properties, facilities or other assets (including its Vessels), its business or operations or any product or service that is developed, performed, distributed and/or marketed by it, except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are citizens of the United States within the meaning of Section 2(c) of the Shipping Act of 1916, as amended. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities or pursuant to any Maritime Guideline (collectively, "Permits") necessary for it to own, lease or operate its properties (including its Vessels) and other assets and to carry on its business and operations as currently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger by the Company, in and of itself, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no action, demand, requirement or investigation by any Governmental Entity, including any written notice or warning from any Governmental Entity regarding deficiencies in compliance with any Legal Provision or Maritime Guideline, and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties, facilities or other assets (including their Vessels) or products or services, under any Legal Provision or Maritime Guideline is pending or threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

                                  (ii)  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect: (A) each of the Company and its Subsidiaries, and each currently owned, operated or leased Vessel of the Company or any of its Subsidiaries, is, and has been, in compliance with all Environmental Laws, and each of the Company and its Subsidiaries has obtained and complied with all Permits required under any Environmental Laws to own, lease or operate its properties or other assets (including its Vessels) and to carry on its business and operations as currently conducted; (B) to the Knowledge of the Company, during the period of the Company's or its Subsidiaries' ownership, operation or use thereof, no formerly owned, operated or used Vessel violated any Environmental Law; (C) there have been no Releases or threatened Releases of Hazardous Materials in, on, from, under or affecting any properties or Vessels currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or any of its former Subsidiaries; (D) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any notice of any such investigation, suit, claim, action or proceeding; (E) neither the Company nor any of its Subsidiaries has entered into or assumed by Contract or operation of law or otherwise any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; (F) to the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding, compliance obligation or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws; and (G) neither the Company nor any of its Subsidiaries is subject to any claim, action, obligation or liability arising under any Environmental Law as such relates to human exposure to asbestos, with respect to the presence or alleged presence of asbestos or asbestos-containing materials in any product or at or upon any current property or Vessels, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has manufactured, sold, marketed, installed, removed, imported or distributed any asbestos-containing products in such a manner that would reasonably be expected to form the basis of any such claim, action, obligation or liability. The Company has made available to Parent all material environmental audits, reports and other material environmental documents prepared in the last five years, which are in its possession or under its reasonable control, relating to the Company's or any of its Subsidiary's past or current properties, including Vessels, or operations. The term "Environmental Laws" means all applicable Federal, state, local and foreign laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding Contracts issued, promulgated or entered into by any Governmental Entity relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Oil Pollution Act of 1990, as amended. The term "Hazardous Materials" means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances or (2) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

                        (k)  Absence of Changes in Company Benefit Plans; Labor Relations.
(i)  From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption, amendment or termination by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries (each, a "Participant"), but not including the Company Benefit Agreements (all such plans, programs, policies, arrangements, agreements and understandings, including any such plan, program, policy, arrangement, agreement or understanding entered into or adopted on or after the date of this Agreement, collectively, the "Company Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan, or any change in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Company Pension Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code. Except as disclosed in the Filed Company SEC Documents, as of the date of this Agreement, there are not any other material Company Benefit Agreements.

                                  (ii)  There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No employees of the Company or any of its Subsidiaries are or since January 1, 2004, have been, represented by any union with respect to their employment by the Company or such Subsidiary. There is not pending, and, since January 1, 2004, there has not been, any labor dispute, labor strike, union organization attempt or work stoppage, slowdown or lockout involving the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is, or since January 1, 2004, has been, the subject of any suit, action or proceeding which is pending or, to the Knowledge of the Company, threatened, asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel it to bargain with any labor union or labor organization. Each of the Company and its Subsidiaries is, and since January 1, 2004, has been, in compliance with all applicable laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, except where such non-compliance has not had and would not reasonably be expected to result in a material liability to the Company, and since January 1, 2004, has not, engaged in any material unfair labor practice.

                       (l)  ERISA Compliance. (i)  Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each material Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a "Company Pension Plan"), each material Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other material Company Benefit Plans and material Company Benefit Agreements in effect as of the date of this Agreement. The Company has made available to Parent complete and accurate copies of (A) each such Company Benefit Plan and Company Benefit Agreement, (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required under applicable law), (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required under applicable law and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms and with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except where such non-compliance has not had and would not reasonably be expected to result in a material liability to the Company.

                                  (ii)  All Company Pension Plans intended to be tax qualified have received favorable determination letters from the IRS with respect to all tax law changes with respect to which the IRS is currently willing to provide a determination letter, to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that has had or would reasonably be expected to result in a material liability to the Company. The Company has delivered or made available to Parent a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Company Pension Plan.

                                  (iii)  Neither the Company nor, within the last six years, any Commonly Controlled Entity, (A) has maintained, contributed to or been required to contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or (B) has any unsatisfied liability under Title IV of ERISA or Section 412 of the Code which would reasonably be expected to result in a material liability to the Company.

                                 (iv)  All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed, except where such failure has not had and would not reasonably be expected to result in a material liability to the Company. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or Company Benefit Agreement or asserting any rights or claims to benefits under any Company Benefit Plan or Company Benefit Agreement that would reasonably be expected to give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

                                 (v)  Except where such failure has not had and would not reasonably be expected to result in a material liability to the Company, all contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Company Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                                   (vi)  With respect to each Company Benefit Plan, (A) to the Knowledge of the Company, there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that would reasonably be expected to result in a material liability to the Company and (B) to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective officers, directors or employees has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company to any liability for breach of fiduciary duty under ERISA that would reasonably be expected to result in a material liability to the Company. There has not been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years.

                                (vii)  To the Knowledge of the Company, each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state or local law with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state or local law. Except as required by Section 4980B(f) of the Code, no Company Benefit Plan or Company Benefit Agreement that is an employee welfare benefit plan provides benefits after termination of employment.

                                 (viii)  Except as contemplated by this Agreement, no Participant will be entitled to any additional compensation, severance or other benefits or any acceleration of the time of payment or vesting of any compensation, severance or other benefits as a result of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event) or any benefits the value of which will be calculated on the basis of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event). None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement will (including as a result of any termination of employment on or following the Effective Time) (A) entitle any Participant to severance, termination, change in control or similar pay or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

                                 (ix)  No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code, except where such disallowance has not had and would not reasonably be expected to result in a material liability to the Company.

                       (m)  No Excess Parachute Payments. Other than payments that may be made to persons set forth on Section 3.01(m) of the Company Disclosure Schedule (the "Primary Company Executives"), (i) no amount or other entitlement or economic benefit that would be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any Participant who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or other compensation arrangement would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and (ii) no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross up or other payment) from the Company, Parent, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

                       (n)  Taxes. (i)  Each of the Company and its Subsidiaries has filed or has caused to be filed in a timely manner (within any applicable extension period) all material tax returns required to be filed. All such tax returns are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable laws and regulations. Each of the Company and its Subsidiaries has timely paid or caused to be paid (or the Company has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve, determined in accordance with GAAP, for all material taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                               (ii)  To the Knowledge of the Company, no tax return of the Company or any of its Subsidiaries is or has been within the last five years under audit or examination by any taxing authority, and no written notice has been received by the Company or any of its Subsidiaries that any audit, examination or similar proceeding is pending, proposed or asserted with regard to any taxes or tax returns of the Company or any of its Subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its Subsidiaries. Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. The general statute of limitations with respect to federal income taxes as set forth in Section 6501 of the Code is closed with respect to the tax returns of the Company and each of its Subsidiaries for all years through 2002. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or any of its Subsidiaries, nor has any written request been made for any such extension, and no currently effective power of attorney (other than powers of attorney authorizing employees of the Company or any of its Subsidiaries to act on behalf of the Company or any of its Subsidiaries) with respect to any taxes has been executed or filed with any taxing authority.

                                (iii)  None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time a material amount of taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason, other than any amounts that are specifically reflected in a reserve for taxes on the financial statements of the Company included in the Filed Company SEC Documents.

                               (iv)  The Company and each of its Subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount of taxes (including Section 482 of the Code and withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under applicable laws.

                                 (v)  None of the Company or any of its Subsidiaries has within the last two years constituted either a "distributing corporation" or a "controlled corporation" as such terms are defined in Section 355 of the Code in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

                                 (vi)  Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return other than consolidated tax returns for the consolidated group of which the Company is the common parent.

                                (vii)  Neither the Company nor any of its Subsidiaries has ever entered into a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

                                (viii)  No written claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that the Company or any of its Subsidiaries is, or may be, subject to a material amount of tax by that jurisdiction.

                                (ix)  Other than with respect to the consolidated group of corporations of which the Company is the common parent, neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                                  (x)  No taxing authority has asserted in writing any material liens for taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for taxes not yet due and payable.

                                 (xi)  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                                 (xii)  Neither the Company nor any of its Subsidiaries (A) is, to the Knowledge of the Company, a "passive foreign investment company" within the meaning of Section 1297(a) of the Code and the Treasury Regulations promulgated thereunder or (B) has ever made an election under Section 1362 of the Code to be treated as an S corporation for Federal income tax purposes or made a similar election under any comparable provision of any tax law.

                                (xiii)  As used in this Agreement (A) "tax" or "taxes" shall include (whether disputed or not) all (x) Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, value-added, ad valorem, capital gain, alternative minimum, transfer and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments, duties and similar governmental charges or fees of any kind whatsoever, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being or having been party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) "taxing authority" means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) "tax return" or "tax returns" means all returns, declarations of estimated tax payments, claims for refund, disclosure statements (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)), forms, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

                          (o)  Real Property. (i)  None of the Company or any of its Subsidiaries owns any real property or any interest therein.

                                    (ii)  Section 3.01(o) of the Company Disclosure Schedule sets forth a complete and accurate list of all material real property leased by the Company and its Subsidiaries (the "Leased Real Property"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all leases (including subleases) of real property under which the Company or any of its Subsidiaries is a lessee or sublessee (the "Leases") are in full force and effect and (B) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any such Lease, is in default under any of the Leases, and no event has occurred which, with notice or lapse of time, would constitute a default by the Company or any of its Subsidiaries under any of the Leases. The transactions contemplated by this Agreement do not require the consent of any other party to a Lease. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy any Leased Real Property or any portion thereof, and neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

                                 (iii)  The Leased Real Property comprises all of the material real property used in the business of the Company and its Subsidiaries as currently conducted.

                     (p)  Intellectual Property. (i) The Company and its Subsidiaries own all right, title and interest to, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights used in the business of the Company and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Section 3.01(p) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of: (A) all patents and applications therefor, registered trademarks and applications therefor, domain name registrations (if any) and copyright registrations (if any) owned by the Company or any of its Subsidiaries and (B) all options, rights, licenses or interests of any kind relating to Intellectual Property Rights that are material to the Company and its Subsidiaries, taken as a whole, granted (1) to the Company or any of its Subsidiaries (other than software licenses for generally available software), and (2) by the Company or any of its Subsidiaries to any other person.

                               (ii)  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed upon any Intellectual Property Rights of any other person, except for any such infringement that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No claims are pending or, to the Knowledge of the Company, threatened, nor are there any outstanding judgments, injunctions, orders or decrees as of the date of this Agreement, against the Company or any of its Subsidiaries by any person with respect to the ownership, validity, enforceability, effectiveness, sale, manufacture or use in the business of the Company and its Subsidiaries of any Intellectual Property Right, except for such claims, judgments, injunctions, orders or decrees that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no other person has interfered with, infringed upon, misappropriated, diluted or otherwise come into conflict with any Intellectual Property Rights of the Company or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

                                (iii)  The Company and its Subsidiaries have used commercially reasonable efforts to maintain their trade secrets in confidence, including the requirement of certain employees of the Company and its Subsidiaries to execute confidentiality agreements with respect to intellectual property developed for or obtained from the Company or any of its Subsidiaries.

                                 (iv)  As used in this Agreement, "Intellectual Property Rights" means, collectively, whether arising under the laws of the United States or any other state, country or jurisdiction: (A) ideas, formulas, patterns, designs, utility models, compositions, programs, methods, inventions, know-how, manufacturing and production and all other processes, procedures and techniques, research and development information and technical data (whether patentable or unpatentable and whether or not reduced to practice) and other trade secrets and confidential information, patents, patent applications and patent disclosures; (B) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof; (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (D) computer software, data, data bases and documentation thereof; and (E) domain name registrations.

                       (q)  Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

                        (r)  State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL ("Section 203")) set forth in Section 203 to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

                      (s)  Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and accurate copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                       (t)  Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. A signed copy of such opinion will be delivered to Parent promptly after the execution of this Agreement.

                       (u)  Insurance. Section 3.01(u) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers' compensation, hull and machinery, protection and indemnity, title and other forms of insurance owned, held by or applicable to the Company (or its assets (including its and its Subsidiaries' Vessels) or business) as of the date hereof. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid in accordance with the applicable terms, and no notice of cancelation or termination has been received with respect to any such policy except for such policies, premiums, cancelations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Such policies are sufficient for compliance by the Company with (i) all requirements of applicable laws and Maritime Guidelines and (ii) all Contracts to which the Company is a party, and each of the Company and its Subsidiaries has complied in all material respects with the provisions of each such policy under which it is an insured party. The Company has not been refused any insurance in writing with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last five years. There are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect, for which the Company or any of its Subsidiaries has received written notification of any defense to coverage or reservation of rights in connection with such claim.

                          (v)  Rights Agreement. The Company has taken all actions necessary to (i) render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of Parent, Sub or any other Subsidiary or Affiliate of Parent is an "Acquiring Person" or a "Principal Party" (in each case as defined in the Rights Agreement) and (y) none of a "Distribution Date", a "Triggering Event" or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) occurs, in the case of clauses (x) and (y), by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (iii) ensure that neither Section 11 nor Section 13 of the Rights Agreement will apply to the Merger or the other transactions contemplated by this Agreement.

                        (w)  Vessels. Section 3.01(w) of the Company Disclosure Schedule sets forth (categorized by type of Vessel) a description of each Vessel, including its name, owner, capacity (gt or dwt, as specified therein), year built, hull type, the country of its registration, its classification society, details of any warranty claims made on such Vessel and whether such Vessel is currently leased on the spot or time charter market. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, each such Vessel (i) is duly registered under the flag of the United States, (ii) is seaworthy and in good operating condition, (iii) has all national and international operating and trading certificates and endorsements, each valid and unextended, which are required for the operation of such Vessel in the trades and geographic areas in which it is operated, (iv) has been classed by a classification society which is a member of the International Association of Classification Societies, and is fully in class with no outstanding material recommendations or notations, and, to the Knowledge of the Company, (A) no event has occurred and no condition exists that would cause such Vessel's class to be suspended or withdrawn, and (B) all events and conditions which are required to be reported as to class have been disclosed and reported to such Vessel's classification society.

                           SECTION 3.02.  Representations and Warranties of Parent and Sub. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of such disclosure schedule shall be deemed to apply to each other Section or subsection thereof to which its relevance is readily apparent on its face) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                            (a)  Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Sub has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary. Parent is a citizen of the United States within the meaning of Section 2(c) of the Shipping Act of 1916, as amended.

                       (b)  Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under (x) the Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, and in each case, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable foreign competition, merger control, antitrust or similar law or regulation and (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                         (c)  Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                       (d)  Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                       (e)  Capital Resources. Parent has cash on hand and available borrowings that, together, will at the Effective Time be sufficient to pay the aggregate Merger Consideration and amounts payable in respect of Company Stock Options pursuant to Section 5.04.

                       (f)  Brokers. No broker, investment banker, financial advisor or other person, other than UBS Securities LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

ARTICLE IV

Covenants Relating to Conduct of Business

                          SECTION 4.01.  Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as consented to in writing in advance by Parent or as otherwise expressly permitted or required pursuant to this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws, rules, regulations, Maritime Guidelines and treaties and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule or as otherwise expressly permitted or required pursuant to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

                                   (i)  (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its stockholders, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any options, warrants, calls or rights to acquire any such shares or other securities, other than in connection with (1) the forfeiture of Company Stock Options and Company Restricted Stock and (2) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company Stock Options and Company Restricted Stock;

                                   (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than (x) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options (subject to Section 5.04), in each case outstanding on the date hereof in accordance with their terms on the date hereof, (y) the issuance of the Rights and capital stock pursuant to the terms of the Rights Agreement and (z) as required under any Company Benefit Agreement or Company Benefit Plan in effect on the date hereof);

                                 (iii)  amend the Company Certificate or the Company By-laws or other comparable charter or organizational documents of any of the Company's Subsidiaries, in each case except as may be required by law or the rules and regulations of the SEC or the New York Stock Exchange;

                                  (iv)  directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $1,000,000 or, in the aggregate, have a purchase price in excess of $5,000,000, except for new capital expenditures, which shall be subject to the limitations of clause (vii) below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

                                  (v)  (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or other assets (excluding Intellectual Property Rights) or any interests therein (including securitizations), except for sales of used equipment in the ordinary course of business consistent with past practice, (y) enter into, modify or amend any lease of property, except in the ordinary course of business consistent with past practice, or (z) modify, amend, terminate or permit the lapse of any material Lease or other material Contract relating to any real property;

                                   (vi)  (x) incur any indebtedness for borrowed money in excess of $5,000,000 or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in respect of travel or other customary business expenses in the ordinary course of business consistent with past practice;

                                   (vii)  make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000;

                                   (viii) (except as required by law or any judgment by a court of competent jurisdiction, (v) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any indebtedness, (x) waive or assign any claims or rights of substantial value, (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar Contract to which the Company or any of its Subsidiaries is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar Contract to which the Company or any of its Subsidiaries is a party;

                                  (ix)  (A) purchase or construct any vessel or enter into any Contract for the purchase or construction of any vessel, (B) sell or otherwise dispose of any Vessel or enter into any Contract for the sale or disposal of any Vessel, (C) enter into any Contract for the bareboat or time charter of any Vessel (including any Vessel owned or leased by the Company or any Subsidiary of the Company) that (x) has a term in excess of six months, (y) provides for one or more renewal or extension options or (z) provides for any purchase option, or (C) enter into any Contract for the drydocking or repair of any Vessel where the estimated cost thereof is in excess of $1,000,000 unless, in the case of this clause (C), such work cannot prudently be deferred and is required to preserve the safety and seaworthiness of such Vessel;

                                 (x) enter into, modify, amend or terminate any Material Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

                                  (xi)  enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

                                (xii)  enter into any Contract containing any restriction on the ability of the Company or any of its Subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                               (xiii)  (A) sell, transfer or license to any person or otherwise extend, amend or modify any rights to any of the material Intellectual Property Rights of the Company or any of its Subsidiaries or (B) license any material Intellectual Property Rights from any person, other than, in the case of this clause (B), licenses of Intellectual Property Rights granted to the Company or any of its Subsidiaries entered into in the ordinary course of business consistent with past practice;

                                (xiv)  except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or as required under any Company Benefit Agreement or Company Benefit Plan in effect on the date hereof, (A) adopt, enter into, terminate or amend any Company Benefit Plan, Company Benefit Agreement or collective bargaining agreement, other than amendments that are immaterial or administrative in nature, (B) increase in any manner the compensation, bonus or fringe or other benefits of any Participant, or grant or pay any type of compensation or benefits to any Participant not previously receiving or entitled to receive such type of compensation or benefits, except for increases in cash compensation (including cash bonuses) to Participants in the ordinary course of business consistent with past practice; (C) grant or pay to any Participant (1) any severance, termination, change in control or similar pay or benefits or increase such pay or benefits or (2) any right to receive any severance, termination, change in control or similar pay or benefits, (D) pay any benefit under, or grant any award under or amend or terminate any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options, Company Restricted Stock, "phantom" stock, stock appreciation rights, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of existing restrictions in any Company Benefit Agreements or Company Benefit Plans or on any awards made thereunder), other than as expressly permitted pursuant to clause (B), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (F) take any action to accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement or (G) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

                                   (xv)  except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices; or

                                    (xvi)  authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

                         (b)  Other Actions. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                         (c)  Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

                        (d)  Certain Tax Matters. (i) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (A) timely file all tax returns ("Post-Signing Returns") required to be filed by or on behalf of each such entity; (B) timely pay all taxes due and payable; (C) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable but not yet due; (D) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and not settle or compromise any such Action without Parent's consent (such consent not to be unreasonably withheld, delayed or conditioned); (E) not make or change any material tax election or settle or compromise any material tax liability, other than with Parent's consent (such consent not to be unreasonably withheld, delayed or conditioned) or other than in the ordinary course of business; and (F) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices with respect to taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company.

                                  (ii)  The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

                      SECTION 4.02.  No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (which (A) need not restrict such person from making any unsolicited Takeover Proposal and (B) shall permit the Company to comply with the terms of Section 4.02(c)) not less restrictive of such person than the Confidentiality Agreement; provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

                       The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent) relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person (other than Parent) beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person (other than Parent) or the stockholders of any person (other than Parent) would own 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement.

                       The term "Superior Proposal" means any bona fide Takeover Proposal made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, more than 80% of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 80% of the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                        (b)  Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, if such Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under applicable law, (x) make a Company Adverse Recommendation Change or (y) in response to a Superior Proposal that was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02, cause the Company to terminate this Agreement (and concurrently with such termination enter into an Acquisition Agreement with respect to such Superior Proposal); provided, however, that (1) no Company Adverse Recommendation Change may be made and (2) no such termination of this Agreement by the Company may be made, in each case until after the third business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change or terminate this Agreement pursuant to this Section 4.02(b). Such notice from the Company to Parent shall specify the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new three business day period). In determining whether to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to this Section 4.02(b), the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise.

                         (c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent any written proposals, term sheets, amendments, drafts of agreements and similar written documents exchanged between the Company or any of its officers, directors, investment bankers, attorneys, accountants or other advisors, on the one hand, and the party making a Takeover Proposal or any of its officers, directors, investment bankers, attorneys, accountants or other advisors, on the other hand, as promptly as reasonably practicable after receipt or delivery thereof; provided that, in the case of this clause (ii), (x) such documents are readily available to the Company or its outside counsel and (y) the provision of such documents would not in the reasonable good faith judgment of the Company impose a material administrative burden on the Company.

                      (d)  Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel), failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of Directors' duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

ARTICLE V

Additional Agreements

                            SECTION 5.01.  Preparation of the Proxy Statement; Stockholders' Meeting. (a)  As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. Parent shall promptly furnish all information that may be reasonably requested by the Company in connection with any such actions. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent.

                       (b)  The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Sections 4.02(b) and 4.02(d), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

                      SECTION 5.02.  Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of integration and transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties, books, Contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (b) a copy of each correspondence or written communication with any United States Federal or state Governmental Entity and (c) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request, in each case subject to applicable law. Except for disclosures expressly permitted by the terms of the letter agreement dated as of September 5, 2006, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

                          SECTION 5.03.  Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties; provided that none of the Company, Parent or Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents from any such third parties. Each of the parties will, as promptly as practicable, but in no event later than 10 business days following the execution and delivery of this Agreement, file with (i) the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated by this Agreement and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms will specifically request early termination of the waiting period prescribed by the HSR Act, and (ii) any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated by this Agreement pursuant to any Other Antitrust Laws. Each party will furnish to each other's counsel such necessary information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Laws. Parent will be responsible for all filing fees payable in connection with such filings and for the reasonable fees and expenses of any experts retained by the parties. Each of Parent and the Company agrees to instruct their respective counsel to cooperate with each other and use their respective reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and any Other Antitrust Laws at the earliest practicable dates. Such reasonable best efforts and cooperation will include causing its counsel (i) to promptly inform the other of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or applications or any such transaction, (ii) to communicate with each other regarding the content of any communication with and response to personnel of such Governmental Entity, including the content of any written or oral presentation or submission to any Governmental Entity and (iii) to comply promptly with any inquiries or requests for additional information from any such Governmental Entity, unless otherwise agreed to by the other party, such agreement not to be unreasonably withheld. None of Parent, the Company nor any of their respective Subsidiaries will independently participate in any meeting or discussion with any Governmental Entity in respect of any such filings, applications, investigation or other inquiry without giving, in the case of Parent and its Subsidiaries, the Company, and in the case of the Company and its Subsidiaries, Parent, prior notice of the meeting and, to the extent permitted by the relevant Governmental Entity, the opportunity to attend and participate (which, at the request of Parent or Company, as applicable, will be limited to outside antitrust counsel only). Parent agrees to take any and all reasonable steps within its control and necessary to avoid or eliminate each and every impediment under any applicable antitrust or competition law that any Governmental Entity asserts so as to enable the parties to expeditiously close the transactions contemplated by this Agreement (including the Merger). None of Parent, Sub or the Company shall take any action that would reasonably be expected to hinder or delay in any material respect the obtaining of clearance or the expiration of the required waiting period under the HSR Act and regulations or any Other Antitrust Laws. Parent and its Subsidiaries will be obligated to contest, administratively or in court, any ruling, order or other action of any Governmental Entity respecting the transactions contemplated by this Agreement pursuant to any applicable antitrust or competition law, except to the extent that Parent determines, in its reasonable good faith judgment, that there is no reasonable legal basis for contesting such ruling, order or other action or no reasonable prospect of a favorable determination thereunder. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, (x) divest or hold separate any assets or any portion of any business of, or modify or accept conditions with respect to the business operations of, Parent or any of its Subsidiaries (not including the Company following the Effective Time), or (y) divest or hold separate any significant assets or any significant portion of any business of, or modify or accept conditions with respect to any significant portion of the business operations of, the Company and its Subsidiaries. The Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

                           SECTION 5.04  Equity-Based Awards. (a)  As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or use commercially reasonable efforts to take such other actions (including obtaining any required consents) as may be required to effect the following:

                                     (i)   (A) prior to the Effective Time, each outstanding unvested Company Stock Option shall automatically accelerate so that each such Company Stock Option shall become fully exercisable for all shares of Company Common Stock at the time subject to such Company Stock Option and may be exercised by the holder thereof for any or all of such shares and (B) upon the Effective Time, all outstanding Company Stock Options shall be canceled, with the holder of each Company Stock Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (x) the excess, if any, of the per share Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock subject to such Company Stock Option; provided that all amounts payable pursuant to this clause (i) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid at or as soon as practicable following the Effective Time, without interest;

                                  (ii)  each share of Company Restricted Stock shall be adjusted as necessary to provide that the restrictions on such share shall lapse at the Effective Time, and at the Effective Time, each share of Company Restricted Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 2.01(c), subject to any applicable withholding pursuant to Section 2.02(h); and

                                  (iii)  make such other changes to the Company Stock Plans as Parent and the Company may reasonably agree are appropriate to give effect to the Merger.

                       (b)  Each provision in each Company Benefit Plan and Company Benefit Agreement providing for the issuance, transfer or grant of any shares of Company Common Stock or any Company Stock Options, Company Restricted Stock or any other interests in respect of any capital stock (including any "phantom" stock, stock appreciation rights or performance units) of the Company shall be deleted prior to the Effective Time, and the Company shall ensure that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Company Stock Options, Company Restricted Stock or any other interests in respect of any capital stock (including any "phantom" stock, stock appreciation rights or performance units) of the Company or the Surviving Corporation.

                         SECTION 5.05.  Indemnification; Advancement of Expenses; Exculpation and Insurance. (a) Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in the Company Certificate, the Company By-laws, the organizational documents of any Subsidiary or any indemnification agreement between such directors or officers and the Company and/or any Subsidiary (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                                  (b)  In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05. In addition, in the event (A) the Surviving Corporation transfers any material portion of its assets, whether in a single transaction or in a series of transactions, or (B) Parent takes any action to materially impair the financial ability of the Surviving Corporation to satisfy the obligations referred to in Section 5.05(a), Parent will either guarantee such obligations or take such other action to ensure that the ability of the Surviving Corporation, legal and financial, to satisfy such obligations will not be diminished in any material respect.

                                (c)  For six years after the Effective Time, Parent shall maintain (directly or indirectly through the Company's existing insurance programs) in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's directors' and officers' liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may (i) substitute therefor policies of Parent containing terms with respect to coverage (including as coverage relates to deductibles and exclusions) and amount no less favorable to such directors and officers or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided further, however, that in satisfying its obligation under this Section 5.05(c), neither the Company nor Parent shall be obligated to pay more than $882,500 in the aggregate to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for $882,500 or less in the aggregate, Parent shall be obligated to provide such coverage as may be obtained for such $882,500 aggregate amount.

                               (d)  The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                       SECTION 5.06.  Fees and Expenses. (a)  Except as provided in Section 5.03 and paragraph (b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                                 (b)  In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii) (A) prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders' Meeting has not been held) or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $10,000,000 (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause (i) above, on the first business day following the date of termination of this Agreement, (y) in the case of a payment required by clause (ii) above, on the date of termination of this Agreement and (z) in the case of a payment required by clause (iii) above, on the first business day following the date of the first to occur of the events referred to in clause (iii)(C).

                                (c)  The Company and Parent acknowledge and agree that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                        SECTION 5.07  Public Announcements. Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                       SECTION 5.08  Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent.

                      SECTION 5.09  Employee Matters. (a)  For a period of not less than twelve months following the Effective Time, the employees of the Company who remain in the employment of the Surviving Corporation and its Subsidiaries, or become employed by Parent or a Subsidiary of Parent, following the Effective Time (the "Continuing Employees") shall receive employee benefits that in the aggregate are substantially comparable to the employee benefits provided under the Company's employee benefit plans to such employees, taken as a whole, immediately prior to the Effective Time; provided that employees of the Company shall be eligible to receive equity awards for calendar year 2007 under equity incentive plans of Parent on a substantially comparable basis to similarly situated employees of Parent, which awards shall be granted in January 2008. Notwithstanding the foregoing, the value of benefits under Company defined benefit pension plans and any related supplemental defined benefit pension plans of the Company will not be taken into account for purposes of determining comparability of employee benefits.

                               (b)  Subject to compliance with Section 5.09(a), nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

                              (c)  Except as would result in any duplication of benefits for the same period of service, Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee with the Company and its Subsidiaries as if such service had been performed with Parent (i) for purposes of eligibility for vacation under Parent's vacation program, (ii) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan), (iii) unless covered under another arrangement with or of the Company, for benefit accrual purposes under Parent's severance plan and (iv) for purposes of eligibility to participate in, vesting under and benefits accrual pursuant to any other benefit plan of Parent (including any retirement plan) other than for purposes of benefit accrual pursuant to any defined benefit pension plan of Parent (in the case of each of clauses (i), (ii), (iii) and (iv), solely to the extent that Parent makes such plan or program available to Continuing Employees).

                                  (d)  With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

                                (e)  Parent agrees that it shall, or shall cause the Surviving Corporation to, pay bonuses and long term incentive awards in the amounts and at the times set forth on Section 5.09(e) of the Company Disclosure Schedule.

                                (f)  In the event the Effective Time occurs before the Company makes a profit sharing contribution in respect of calendar year 2006 in the ordinary course of business under its defined contribution retirement plan, Parent shall, or shall cause the Surviving Corporation to, make such contribution; provided that the amount of such contribution shall not exceed $500,000.

                                 SECTION 5.10  Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) reasonably requested by Parent in order to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

ARTICLE VI

Conditions Precedent

                        SECTION 6.01  Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

                       (a)  Stockholder Approval. The Stockholder Approval shall have been obtained.

                        (b)  HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                        (c)  No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or would reasonably be expected to have a Material Adverse Effect (provided that the enforcement of the condition set forth in this Section 6.01(c) by Parent with respect to any Restraint shall be subject to Parent's prior satisfaction of its obligations pursuant to Section 5.03 to the extent applicable to such Restraint).

                         SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver by Parent on or prior to the Closing Date of the following conditions:

                          (a)  Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.01(c), the first four sentences of Section 3.01(d), Section 3.01(r) and Section 3.01(v) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Material Adverse Effect", "Material Adverse Change" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                       (b)  Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                       (c)  No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity in the United States (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of capital stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit (x) the ownership or operation by Parent or any of its Subsidiaries of any portion of any business or of any assets of Parent or any of its Subsidiaries, or to compel Parent or any of its Subsidiaries to divest or hold separate any portion of any business or of any assets of Parent or any of its Subsidiaries, or (y) the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any significant portion of any business or of any significant assets of the Company or any of its Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any significant portion of any business or of any significant assets of the Company or any of its Subsidiaries, in the case of either clause (x) or (y), as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect any significant portion of the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or that would reasonably be expected to have, a Material Adverse Effect (provided that the enforcement of the condition set forth in this Section 6.02(c) by Parent with respect to any suit, action or proceeding shall be subject to Parent's prior satisfaction of its obligations pursuant to Section 5.03 to the extent applicable to such suit, action or proceeding).

                        (d)  Restraints. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect (provided that the enforcement of the condition set forth in this Section 6.02(d) by Parent with respect to any Restraint shall be subject to Parent's prior satisfaction of its obligations pursuant to Section 5.03 to the extent applicable to such Restraint).

                         SECTION 6.03.  Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver by the Company on or prior to the Closing Date of the following conditions:

                         (a)  Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                          (b)  Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                         (c)  Parent shall have delivered to the Company a certificate, in the form of Exhibit B hereto, executed by an executive officer of Parent.

                         SECTION 6.04.  Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

                          SECTION 7.01.  Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

                          (a)  by mutual written consent of Parent, Sub and the Company;

                          (b)  by either Parent or the Company:

                                    (i)  if the Merger shall not have been consummated on or before March 31, 2007; provided, however, that if the condition set forth in Section 6.01(b) shall not have been satisfied as of the third business day prior to such date, such date may be extended from time to time by either Parent or the Company one or more times to a date not later than December 31, 2007, so long as all other conditions shall have been satisfied or shall be capable of being satisfied at the time of each such extension; provided further, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

                                    (ii)  if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

                                     (iii)  if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (c)  by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent or (ii) if any Restraint having the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

                           (d)  by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company;

                           (e) by Parent, in the event that prior to the obtaining of the Stockholder Approval (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails to publicly reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following a Takeover Proposal that is publicly announced or that otherwise becomes publicly known; or

                            (f)  by the Company in accordance with Section 4.02(b).

                        SECTION 7.02.   Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(f), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                         SECTION 7.03.  Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                         SECTION 7.04.  Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                          SECTION 7.05  Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

ARTICLE VIII

General Provisions

                           SECTION 8.01.  Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                         SECTION 8.02.  Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub, to:

Overseas Shipholding Group, Inc.
666 Third Avenue
New York, NY 10017

Telecopy No.: (212) 578-1832

Attention: Myles R. Itken
                  Executive Vice President, Chief Financial Officer and Treasurer

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Telecopy No.: (212) 474-3700

Attention: John T. Gaffney, Esq.

if to the Company, to:

Maritrans Inc.
Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602

Telecopy No.: (813) 221-2769

Attention: Jonathan P. Whitworth
                  Chief Executive Officer

with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

Telecopy No.: (215) 963-5001

Attention: Brian C. Miner, Esq.

                       SECTION 8.03  Definitions. For purposes of this Agreement:

                       (a)  an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first person;

                       (b)  "Company Benefit Agreement" means (i) any employment, deferred compensation, consulting, severance, change of control, termination, indemnification, employee benefit, loan, stock repurchase or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, or (ii) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement.

                       (c)  "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers;

                       (d)  "Maritime Guideline" means any United States or non-United States rule, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to a Vessel, and to which a Vessel is subject, imposed or published by any Governmental Entity, the International Maritime Organization, such Vessel's classification society or the insurer(s) of such Vessel;

                       (e)  "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate (i) would reasonably be expected to result in any change or effect that is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change: (A) any change, effect, event, occurrence, state of facts or development attributable to the United States economy or securities markets in general, (B) any change, effect, event, occurrence, state of facts or development attributable to conditions affecting the shipping industry generally, so long as the effects do not disproportionately impact the Company, or (C) any effect resulting from the pendency or announcement of this Agreement or the transactions contemplated by this Agreement;

                       (f)  "Other Antitrust Laws" mean the antitrust and competition laws of all jurisdictions other than those of the United States and any other similar applicable law.

                        (g)  "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's, maritime or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the Company or any of its Subsidiaries and for which the relevant party has established adequate reserves in accordance with GAAP, (ii) Liens for taxes that are not due and payable or that may thereafter be paid without interest or penalty, (iii) easements, covenants, rights-of-way and other encumbrances or restrictions of record that, individually or in the aggregate, do not materially impair, and would not reasonably be expected to materially impair, the value or the continued use and operation of the assets to which they relate, (iv) zoning, building and other similar codes and regulations, and (v) Liens (other than Liens that secure indebtedness) that, individually or in the aggregate, do not materially interfere with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as currently conducted.

                      (h)  "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                      (i)  a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

                      (j)  "Vessel" means a vessel owned or leased by the Company or any Subsidiary of the Company, including tugs, barges, tankers and articulated tug barge units.

                      SECTION 8.04.  Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                       SECTION 8.05.  Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

                       SECTION 8.06.  Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                       SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.05, are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies.

                        SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                         SECTION 8.09.  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                       SECTION 8.10.  Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

                        SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                        SECTION 8.12.  Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 8.12.

                               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Overseas Shipholding Group, Inc.,
By /s/Morten Arntzen

Name: Morten Arntzen
Title: CEO & President

MARLIN ACQUISITION CORPORATION,
By /s/Morten Arntzen

Name: Morten Arntzen
Title: President

MARITRANS INC.,
By /s/Jonathan P. Whitworth

Name: Jonathan P. Whitworth
Title: CEO

Index of Defined Terms

Term

409A Authorities............................................................Section 3.01(l)

Acquisition Agreement....................................................Section 4.02(b)

Actions.......................................................................Section 4.01(d)

Affiliate......................................................................Section 8.03(a)

Agreement...........................................................................Preamble

AJCA..........................................................................Section 3.01(l)

Appraisal Shares............................................................Section 2.01(d)

Certificate....................................................................Section 2.01(c)

Certificate of Merger..........................................................Section 1.03

Closing..........................................................................Section 1.02

Closing Date....................................................................Section 1.02

Code..........................................................................Section 2.02(h)

Commonly Controlled Entity.............................................Section 3.01(k)

Company............................................................................Preamble

Company Adverse Recommendation Change...........................Section 4.02(b)

Company Benefit Agreement.............................................Section 8.03(b)

Company Benefit Plans....................................................Section 3.01(k)

Company By-laws..........................................................Section 3.01(a)

Company Certificate.......................................................Section 1.05(a)

Company Common Stock........................................................Preamble

Company Disclosure Schedule..............................................Section 3.01

Company Pension Plan.....................................................Section 3.01(l)

Company Preferred Stock..................................................Section 3.01(c)

Company Restricted Stock................................................Section 3.01(c)

Company SEC Documents................................................Section 3.01(e)

Company Stock Options...................................................Section 3.01(c)

Company Stock Plans......................................................Section 3.01(c)

Confidentiality Agreement....................................................Section 5.02

Continuing Employees.....................................................Section 5.09(a)

Contract......................................................................Section 3.01(d)

DGCL............................................................................Section 1.01

DOJ..............................................................................Section 5.03

Effective Time..................................................................Section 1.03

Environmental Laws........................................................Section 3.01(j)

ERISA........................................................................Section 3.01(j)

Exchange Act...............................................................Section 3.01(d)

Exchange Fund..............................................................Section 2.02(a)

Filed Company SEC Documents..........................................Section 3.01(e)

FTC..............................................................................Section 5.03

GAAP........................................................................Section 3.01(e)

Governmental Entity.......................................................Section 3.01(d)

Hazardous Materials........................................................Section 3.01(j)

HSR Act.....................................................................Section 3.01(d)

Intellectual Property Rights...............................................Section 3.01(p)

IRS............................................................................Section 3.01(l)

Knowledge...................................................................Section 8.03(c)

Leases........................................................................Section 3.01(o)

Leased Real Property......................................................Section 3.01(o)

Legal Provisions.............................................................Section 3.01(j)

Liens..........................................................................Section 3.01(b)

Maritime Guideline.........................................................Section 8.03(d)

Material Adverse Change..................................................Section 8.03(e)

Material Adverse Effect...................................................Section 8.03(e)

Material Contract............................................................Section 3.01(i)

Merger..............................................................................Preamble

Merger Consideration......................................................Section 2.01(c)

Nonqualified Deferred Compensation Plan..............................Section 3.01(l)

Parent................................................................................Preamble

Parent Disclosure Schedule...................................................Section 3.02

Participant...................................................................Section 3.01(k)

Paying Agent................................................................Section 2.02(a)

Permits........................................................................Section 3.01(j)

Permitted Liens..............................................................Section 8.03(f)

Person........................................................................Section 8.03(g)

Post-Signing Returns.......................................................Section 4.01(d)

Primary Company Executives............................................Section 3.01(m)

Proxy Statement............................................................Section 3.01(d)

Representatives.............................................................Section 4.02(a)

Release........................................................................Section 3.01(j)

Restraints.....................................................................Section 6.01(c)

Rights.........................................................................Section 3.01(c)

Rights Agreement...........................................................Section 3.01(c)

SEC...................................................................................................Section 3.01(d)

Section 203........................................................................................Section 3.01(r)

Section 262..................................................................Section 2.01(d)

Securities Act................................................................Section 3.01(e)

SOX...........................................................................Section 3.01(e)

Stockholder Approval......................................................Section 3.01(q)

Stockholders' Meeting.....................................................Section 5.01(b)

Sub..................................................................................Preamble

Subsidiary...................................................................Section 8.03(h)

Superior Proposal...........................................................Section 4.02(a)

Surviving Corporation.........................................................Section 1.01

Takeover Proposal..........................................................Section 4.02(a)

Taxes.........................................................................Section 3.01(n)

taxing authority.............................................................Section 3.01(n)

tax returns....................................................................Section 3.01(n)

Termination Fee............................................................Section 5.06(b)

Vessel........................................................................Section 8.03(i)

EXHIBIT A
TO THE MERGER AGREEMENT

Restated Certificate of Incorporation
of the Surviving Corporation

                          FIRST: The name of the corporation (hereinafter called the "Corporation") is Maritrans Inc.

                          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

                         FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                         SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                           SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

                       The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

                            EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EXHIBIT B
TO THE MERGER AGREEMENT

Form of Officer's Certificate